Exhibit 5.1

[LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

October 13, 2015

Zayo Group, LLC

Zayo Capital, Inc.

1805 29th Street, Suite 2050

Boulder, Colorado 80301

Re:	Zayo Group, LLC and Zayo Capital, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Zayo Group, LLC, a Delaware limited liability company (the “Company”), Zayo Capital, Inc., a Delaware corporation (together with the Company, the “Issuers”), and certain of the Company’s subsidiaries listed on Annex A hereto (the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included therein, and the offering by the Issuers pursuant thereto of up to $1,430,000,000 aggregate principal amount of the Issuers’ 6.00% senior notes due 2023 (the “2023 Exchange Notes”) and up to $350,000,000 aggregate principal amount of the Issuers’ 6.375% senior notes due 2025 (the “2025 Exchange Notes,” and together with the 2023 Exchange Notes, the “Exchange Notes”) and the guarantees by the Guarantors of the Issuers’ obligations under the Exchange Notes (the “Guarantees”), in exchange for a like principal amount of the Issuers’ outstanding 6.00% senior notes due 2023 (the “2023 Outstanding Notes”) and the Issuers’ outstanding 6.375% senior notes due 2025 (the “2025 Outstanding Notes,” and together with the 2023 Outstanding Notes, the “Outstanding Notes”), respectively.

The 2023 Outstanding Notes were issued pursuant to the Indenture (the “2023 Indenture”), dated as of January 23, 2015, among the Issuers, the Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). The 2025 Outstanding Notes were issued pursuant to the Indenture (the “2025 Indenture”), dated as of May 6, 2015, among the Issuers, the Guarantors, and the Trustee. The 2023 Indenture and the 2025 Indenture are referred to herein collectively as the “Indentures.”

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Indentures, the Exchange Notes and the Guarantees (collectively, the “Documents”) and such other documents, corporate records, certificates of officers of the Issuers and the Guarantors and of public officials and other instruments as we have deemed necessary or

Zayo Group, LLC

Zayo Capital, Inc.

October 13, 2015

advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. To the extent that our opinions may be dependent upon such matters, we have assumed, without independent investigation, that each of the Guarantors listed on Annex A, other than those Guarantors identified as a “Specified Guarantor”, is a validly existing corporation or limited liability company or other entity in good standing under the laws of its state of formation, has all requisite corporate or other entity power to execute, deliver, and perform its obligations under the Documents to which it is a party; that the execution and delivery of such documents by each such party and the performance of its obligations thereunder have been duly authorized by all necessary corporate or other action; and do not violate any law, rule, regulation, order, judgment or decree applicable to each such party; and that such documents have been duly executed and delivered by each such party. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Issuers, the Guarantors and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications, and limitations set forth herein, we are of the opinion that:

1. With respect to the Exchange Notes, when the Exchange Notes are executed and authenticated in accordance with the provisions of the Indentures and issued and delivered in exchange for the Outstanding Notes in the manner described in the Registration Statement, the Exchange Notes will constitute legal, valid, and binding obligations of the Issuers enforceable against the Issuers in accordance with their respective terms.

2. With respect to the Guarantees, when the Exchange Notes are executed and authenticated in accordance with the provisions of the Indentures and issued and delivered in exchange for the Outstanding Notes in the manner described in the Registration Statement, the Guarantees will constitute legal, valid, and binding obligations of the Guarantors enforceable against such Guarantors in accordance with their respective terms.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the State of New York and the United States of America, (ii) for the purposes of paragraphs 1 and 2 above, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the California Corporation Code. This opinion is limited to the effect of the current state of the laws of the State of New York and the United States of

Zayo Group, LLC

Zayo Capital, Inc.

October 13, 2015

America and, to the limited extent set forth above, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, and the California Corporation Code and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) the provisions of Article VII of the Certificate of Incorporation of FiberNet Telecom, Inc.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws; (iii) any purported fraudulent transfer “savings” clause; or (iv) any waiver of the right to jury trial.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

Annex A

GUARANTORS

Name	Form of Entity	Jurisdiction of Formation	Specified Guarantor
Zayo Colocation, LLC	Limited Liability Company	Delaware	Yes
Zayo Professional Services, LLC	Limited Liability Company	Delaware	Yes
FiberNet Telecom, Inc.	Corporation	Delaware	Yes
Local Fiber, LLC	Limited Liability Company	New York	Yes
Fiberlink, LLC	Limited Liability Company	Illinois	No
USCarrier, LLC	Limited Liability Company	Delaware	Yes
Access Communications, Inc.	Corporation	Minnesota	No
AboveNet Communications, LLC	Limited Liability Company	Delaware	Yes
Colo Facilities Atlanta, LLC	Limited Liability Company	Georgia	No
Zayo Corelink Acquisition Sub, LLC	Limited Liability Company	Delaware	Yes
Ideatek Systems, Inc.	Corporation	Kansas	No
Latisys SPV, Inc.	Corporation	California	Yes
Latisys-Ashburn, LLC	Limited Liability Company	Delaware	Yes
Latisys-Ashburn Holdings Corp.	Corporation	Delaware	Yes
Latisys-Chicago, LLC	Limited Liability Company	Delaware	Yes
Latisys-Chicago Holdings Corp.	Corporation	Delaware	Yes
Latisys Corp.	Corporation	Delaware	Yes
Latisys-Denver, LLC	Limited Liability Company	Delaware	Yes
Latisys Holdings Corp.	Corporation	Delaware	Yes
Latisys-Irvine, LLC	Limited Liability Company	Delaware	Yes
Latisys-Irvine Properties, LLC	Limited Liability Company	Delaware	Yes

A-1